UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     April 29, 1998

                           Lukens Medical Corporation
                           --------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         1-11109                 22-2429965
   --------                         -------                 ----------
(State or other                 (Commission File         (I.R.S. Employer
jurisdiction of                 Number)                  Identification
incorporation)                                           Number)

3820 Academy Parkway North, NE, Albuquerque, New Mexico           87109
-------------------------------------------------------           -----
     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:    (505) 342-9638
                                                       -------------




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




                  Exhibit Index on Sequentially Numbered Page 4

                      INFORMATION TO BE INCLUDED IN REPORT


Item 5.  Other Events.

     On April 29, 1998, the Registrant announced that on April 28, 1998 it entered into an Agreement and Plan of Merger with London-based Medisys PLC ("Medisys"), pursuant to which Medisys would acquire the Registrant, and the stockholders of the Registrant would receive $4.00, in cash, for each share of Common Stock of the Registrant. The consummation of the merger is subject to a number of conditions, including without limitation, approval by the stockholders of the Registrant, satisfactory completion of due diligence and securing of financing by Medisys sufficient to consummate the merger and the transactions contemplated thereby. The merger is expected to close this summer.

     Medisys also recently purchased 75,000 shares of Common Stock from the Registrant for $4.00 per share in cash in private transactions with the Registrant.

     As part of the Merger Agreement, the outside directors of the Registrant agreed to vote their shares in favor of the Merger at the special meeting to be called to approve the transaction. These outside directors collectively own approximately 29% of the outstanding shares of Common Stock of the Registrant. Additionally, in connection with the Merger, Medisys has agreed to repay certain outstanding loans due from the Company to two of its outside directors in an aggregate principal amount equal to $2.3 million (plus accrued but unpaid interest), by payment of cash and $1.0 million worth of Medisys ordinary shares. In the event of a termination of the Merger Agreement directly or indirectly as a result of an alternative acquisition proposal being made, or the Registrant's failure to obtain stockholder approval, the Registrant may be required to pay a break-up fee to Medisys in the amount of $500,000.

Item 7. Financial Statements and Exhibits

          (c)  Exhibits

               2.1 Agreement and Plan of Merger, dated as of April 28, 1998, among Medisys PLC, LMC Acquisition Corp. and Lukens Medical Corporation

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LUKENS MEDICAL CORPORATION
                                                     (Registrant)


                                             By:   /s/ Robert S. Huffstodt
                                                --------------------------------
                                                  Robert S. Huffstodt, President
                                                  and Chief Executive Officer





Dated:   May 1, 1998

                                  EXHIBIT INDEX



                                                                    Sequentially
         Exhibit                                                   Numbered Page
         -------                                                   -------------

2.1  Agreement  and Plan of Merger,  dated as of April 28, 1998,         5
     among Medisys PLC, LMC Acquisition Corp. and Lukens Medical
     Corporation





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